                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation of our report dated March 30, 1998 on our audit of the consolidated statements of operations, cash flows, changes in stockholders' equity and comprehensive income (loss) of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) for the year ended December 27, 1997 included in this Annual Report on Form 10-K into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 333-91899, 333-68887 and 333-71713) and on Forms S-8 (File Nos. 333-79533, 333-42465,
333-68447, 333-58691 and 333-52697).



                                 /s/ PricewaterhouseCoopers LLP


Omaha, Nebraska
February 14, 2000